EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Reports of Life Partners Position Holder Trust and Life Partners IRA Holder Partnership, LLC on Form 10-Q for the period ended September 30, 2018 as filed with the Securities and Exchange Commission (“Report”), I, Eduardo S. Espinosa, Trustee of Life Partners Position Holder Trust and Manager of Life Partners IRA Holder Partnership, LLC certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Life Partners Position Holder Trust and Life Partners IRA Holder Partnership, LLC.

A signed original of this written statement required by Section 906 has been provided to Life Partners Position Holder Trust and Life Partners IRA Holder Partnership, LLC and will be retained by each and furnished to the Securities and Exchange Commission or its Staff upon request.

Date: November 12, 2018

/s/ Eduardo S. Espinosa
Eduardo S. Espinosa
Trustee, Life Partners Position Holder Trust
Manager, Life Partners IRA Holder Partnership, LLC (Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to 18 U. S. C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.